SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 14, 2006
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Non-Executive Chairman of the Board of Directors Compensation

On September 14, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Borders Group, Inc. (the “Company”) approved the following compensation for Lawrence I. Pollock related to his role as non-executive Chairman of the Board of Directors of the Company which was effective July 17, 2006.

An annual fee of $100,000 payable as follows:

•	An annual cash retainer of $33,334.00
•	An annual award of options to purchase Borders Group, Inc. stock with a Black-Scholes value of $33,333.00 on the grant date.
•	An annual award of restricted shares with a value of $33,333.00 on the grant date.

For 2006, Mr. Pollock’s prorated compensation for his role as non-executive Chairman of the Board of Directors of the Company will be:

•	A cash retainer of $15,159.82
•
An award of 3,124 options to purchase Borders Group, Inc. stock with a grant date of September 14, 2006 and an exercise price of $20.52, the fair market value of Borders Group, Inc.’s Common stock on the date of the grant.

•	An award of 738 restricted shares with a grant date of September 14, 2006. The aggregate fair market value of these shares on the date of the grant was $15,143.76.

The preceding payments are in addition to Mr. Pollock’s annual compensation as a non-employee director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: September 19, 2006	By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)